Exhibit 99.1

2013 . . . Compelling!!

Fellow Shareholders,

So much has happened in calendar year 2013 that I feel compelled to write about it . . . but more revealing . . . is the vision of tomorrow!

December 2012, your Board announced a cash dividend of $2.55 per share. Fear of anti-business government and “spreading the wealth’ comments in this current administration gave spirit to our Board of Directors to distribute more than less! This distribution and the decision to issue a preferred stock and record a small amount of new debt on the balance sheet, gave our shareholders additional choices to consider relative to taxes increasing. The stock price was approximately $14.50 at the conclusion of the Board’s actions. So, the start of calendar year 2013 was given a favorable thumbs up by the investment community! All of the planning and action taken by the Board at 2012 calendar year end, including the third quarter ending pro forma balance sheet, were viewed as positive and did not impose any restrictions on the company’s future.

By the fiscal year end, the performance of revenues and profits was the best ever in the company’s history, while the stock price stayed near the $14.50 price that it was in January. Much praise for the year-end results as of April 27, 2013 was inspiration for several significant strategic business decisions . . . the theme of the Annual Report, a new concept for use of the Proxy, the magnification of focus on new themes for brand LaCroix and a return to Shasta’s origin in 1889 as a sparkling mineral water company with an effervescent “focus’ by the company into additional health and wellness soft drinks.

During the last period of fiscal year 2013 (April 2013), our sales force witnessed an aggressiveness for lower priced programs by the large cola companies and this usually “stirs’ unrest in “sales’ throughout the company. Fiscal 2013 year-end results, the Annual Report, the FY2013 Proxy all generated positive articles on the “real’ corporate value of the company. New products continued to reach the marketplace and new packaging for Shasta and Faygo was underway. The first month of FY2014 (May 2013) witnessed the stock moving upwards, while the performance of revenues and earnings was on course for the new year. More interest was generated relative to information being disseminated by several analysts following the company’s operations.

Mid first quarter FY2014 (June 2013), all divisions began strongly voicing comments of aggressive pricing, consumer fears, media negativity, tough weather conditions and retailer nervousness. The foregoing eventually resulted in less than targeted results for FY 2014 first quarter.

The disclosure of these results (press release) that coincided with the release of the Annual Report and Proxy drew the attention of those who wrote views about the company and its future.

The disclosure of the first quarter results contained a review of FY 2014 and stated that Team National was dedicated to making the year-end performance – one that could possibly equal the FY 2014 target. The share price rose to approximately $18.00 during July 2013.

New Rip It flavors, Shasta and Faygo enhancements and Everfresh new products were coming at a faster pace out of our development laboratories.

The Proxy contained some very stimulating charts and was used independently by others in reports used to tell investors the potential future value of the company. Several great stories were written by an analyst/writer who had been following the company for some time. This writer was also a consumer of our LaCroix brand – we later discovered.

The reaction of the business news reporters throughout the U.S. was very favorable – further emphasizing the company’s past performance 20 - 15 - 10 - 5 year numbers reflecting positive growth performance.

LaCroix Cúrate was rolled out in a test market during the second quarter FY2014. Retailers and consumers are speaking well of the product.

Second quarter results came in on target. More truthfully, they came in better! ObamaCare, and the deluge of negativity relative to it over all these months, has resulted in a phenomenon! We have had extraordinary poor results of claims (self-insured health plans) and, in all my years at the helm of National Beverage, never observed this.

As of the writing of this letter, the price of FIZZ exceeded $20 per share – or more than a 40% increase for calendar year 2013.

LaCroix additional themes and Shasta sparkling water are nearing the exit of the laboratory on their way to market.

Future . . .

In any business, creativity and innovation are the most important assets a company can have! That is assuming management is good – and, oh yes – the capital to feed the company is available – and really very important (maybe #1) the market for what the company does exists – and really a skilled labor pool is near where the company is located – and – and – and . . . So, is there really a #1 in business??

NO . . . but in today’s business world, creativity is the precursor for innovation! And for a highly competitive business to grow and excel . . . I’d vote for innovation!

Here at National, our concerns are related to satisfying the mood/taste changes of the consumer. Over the past several years, the economy has influenced the spending habits of that consumer also. Healthy lifestyle influences also are pushing awareness of all but a very few parts of America’s demographics to read ingredient labels. So good, healthy, efficacy-certified beverages are – IN and this is the future of all soft drinks.

1889 If you want efficacy . . . you want Shasta!

Management – Asset Performance

If those who analyze our financial performance, Annual Reports and Proxy Statements are industry experts and state their opinions very favorably – and they qualify as industry experts – enough said here I think . . .

Brands

Here is where the underlying potential of National Beverage awaits. Our soft drink industry is in transition and that truism is our great incentive. Additionally, our size compared to the giant cola companies also is a second great advantage, having the scale-to-change of a giant carbonated soft drink company is a real dilemma today. 47% of our revenues, and quickly changing, are not the typical sugary carbonated yesteryear soft drinks and the focus is more dynamic than ever to continue this trend.

FIZZ Power+ Brands

National Beverage is extremely advantaged to have the creativity and innovative insights to own brands that have dynamic growth potential. All natural, “0’ calorie, efficacy crafted, great-tasting soft drinks like LaCroix, Everfresh Varietals, Clearfruit and Spree are just four of the healthy “cross-over’ beverages that we own. All of the Power+ brands are in “growth mode’. As was stated in our Q2 press release . . . the “value’ of these brands is yet to be determined! Their performance to generate revenues and profits in a more mature and sophisticated distribution system is certain and those who presently own this kind of distribution are the most qualified to value them.

LaCroix has achieved the status as the #1 sparkling water in cans in North America and we are diligently at work on several other packages! Single-serve and on-premise packaging are forthcoming also. Large national retailers are recording #1 in-store sales by LaCroix.

Today our “focus’ is heightened to entice that “cross-over’ soft drink consumer to the healthy alternative and to offer the LaCroix consumer healthier-for-you soft drinks that will qualify as the “family’ beverage – including children and millennials! Shasta’s introduction of a healthy sparkling water is a back-to-the-original Shasta water of nostalgic yesteryear! The special uniqueness of LaCroix, Spree, Rip It and Everfresh Varietals is their encouraging future!

Summary

2013 . . . was an Excellent year for our company and its shareholders. Team National and I are keenly aware of the challenge of continuously achieving our targets and the propensity of large cola tactics when their sales decline. Maybe our Power+ brands are stalwart warriors in the new performance dynamics of the 21st century.

We are committed to maximizing shareholder value and to that end – aggressively endeavor to deliver our promise.

The season for reflection is upon us – counting our blessings, giving of ourselves to the less fortunate and honoring the Spirit/Savior whose gifts translate to . . . “Our Bounty and Yours’.

I Wish You and Yours a Heartfelt Merry Christmas!

P.S.      Thanks for your Faith and Trust –

       “May Our Good Fortune Together . . .

                    Continue Its Comradeship!”